Exhibit 99.1

Exponent Appoints Dr. Catherine Corrigan to President

MENLO PARK, Calif., July 29, 2016 Exponent, Inc. (Nasdaq:EXPO) announced today the appointment of Dr. Catherine Corrigan to the position of President, reporting to Dr. Paul Johnston, CEO.

Dr. Corrigan joined Exponent’s Philadelphia office in 1996, was promoted to Principal in 2002 and to Corporate Vice President in 2005. She was promoted to Group Vice President to lead the Transportation Group and joined the Company’s Operating Committee in 2012. Dr. Corrigan is relocating to the Menlo Park office.

"Catherine has demonstrated strong leadership as a Group Vice President, and I am confident that she will have a successful transition into managing all of our operating groups.  While Catherine has consulted on issues affecting many industries, her deep experience related to vehicle safety is a valuable asset as Exponent continues to expand its transportation consulting services. She is highly respected by clients and employees for her expertise and leadership. I am excited to partner with Catherine in her new role,” stated Dr. Johnston.

“I am excited to take on this new role,” stated Dr. Catherine Corrigan. “Exponent has exceptional employees and I am eager to work with people across the Company to continue to make this a great place to work. Over the past twenty years, I have seen the Company expand from primarily offering reactive services in engineering to one that offers both proactive and reactive services in engineering, science, regulatory and business consulting. I am confident in our ability to continue to evolve our services as technology changes. Exponent has a bright future,” concluded Dr. Corrigan.

Dr. Corrigan addresses issues involving the biomechanics of human injury, with expertise in the areas of human tolerance, occupant kinematics, and rigid body dynamics. She obtained her Ph.D. in Medical Engineering and Medical Physics and her M.S. in Mechanical Engineering from the Massachusetts Institute of Technology, and her B.S.E. in Bioengineering from the University of Pennsylvania.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. When used in this document and in the documents incorporated herein by reference, the words “intend,” "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

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